Exhibit 10.13

DAIWACHISHO ESTATE
DAIWACHISHO CO., LTD.

RENTAL CONTRACT

Room 503, Century Building in Kuwamizu

Manager: Watanabe Seiji
Tel:
E-mail:

RENTAL CONTRACT

Agent Daiwa Real Estate (hereinafter referred to as “Party A”) and the tenant HUHU Technology Co.,Ltd. (hereinafter referred to as “Party B”) have reached an agreement on the following terms:

Title (1) The information of the real estate

Real Estate	Content	Room 503,Century Building in Kuwamizu
	Location	(Residential area ) 2-1 Kuwamizu 2-chome, Chuo-ku, Kumamoto City, Kumamoto Province
(Register book) No.199-198 Kuwamizu 2-chome, Chuo-ku, Kumamoto City, Kumamoto Province
	Structure	Reinforced-Concrete Structure 7 Layers / 35 Households
	Type	Apartment	Construction date	2006/01/12
House	1DK		House area	30.96㎡
Affiliated Facilities	Car Parking Lot	Contain
	Motorcycle Parking Lot	Contain
	Bicycle Parking Lot	Not contain
	Storage Room	Not contain
	Private Garden	Not contain

Title (2) Contract Period

From 2022/11/14 to 2024/11/13 (2 years 0 months )
House key handover time	2022/11/14

Title (3) Rent Amount, etc.

Rent	Monthly 43,000 yen	Community expense	Monthly 2,500 yen	Parking fee	- Yen ( tax include - Yen)
Water bill	According to the actual amount incurred	Land Use Fee	Monthly 200 yuan	Rent	Monthly 45,700 yen
Security Deposit	- Yen (Monthly)	Cash Gift	- Yen (Monthly)	Agency Fee	47,300 yen (tax include 4300 (yen )
Parking Lot Fee	- Yen ( tax include - Yen)	Key	(tax include) 11,000 yen 1,000yen	Guarantee Contract Fee	22,850 yen
Property Insurance	2 years 19,590 yen

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Other Conditions		You will receive a property insurance invoice after moving in. Guarantee fee : 330 days /month.
Key	Key No.		Mail box No.
	Pcs	2
Rent payment time etc.		Pay the current month’s rent in the 26th of the previous month.
Payment method etc.	☐ Money Transfer	Account	Financial institution name: Bank : Number: Person with charge: How to pay for the fees: Taxpayer
	☐ Silver bank terms and conditions	territory
	☐ Direct Debit	Commissioned company	ALPHA PROPERTY CO.,LTD. Handling Charge Payer : Tenant

Title (4) Tenant, emergency contact

Tenant	Xiao Yujun
Emergency Contact	Name			Relationship with Tenant	Colleague
(Mail address)
(House) Tel:
	(Office) Tel:			Company name	HUHU Technology Co.,Ltd
(Smartphone) Tel:
Occupant name		Age	Relationship	Occupant name	Age	Relationship

Title (5) Lessor and management company

Agent	Name Daiwachisho Co., Ltd.
Address Obiyama Building, 4-44-5 Obiyama, Chuo- ku, Kumamoto City

Management company	Daiwachisho Co., Ltd.
Address	Obiyama Building, 4-44-5 Obiyama, Chuo- ku, Kumamoto City Tel：
Certificate No. Of Management Company	Minister of Land, Infrastructure, Transport and Tourism (01)
( General corporation ) National Rental Management Association Member No.
Manager	Masao Hashimoto ( Issuance department management system: Registration number

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*If the lessor and property owner are not the same person, please fill in the form below.

Owner	Name: Iida Support Co., Ltd.
Address:

Title (6) tenant’s debt security

Guarantee Method	☑ Joint guarantor	Name
Address
		Amount	274,200 yen
	☑ Joint guarantee company	Name	J-LEASE CO., LTD.
		Address	1-3-19 Miyakomachi, Oita City, Oita Prefecture 7th floor, Oita Chuo Building
		Certificate No.	Minister of Land, Infrastructure, Transport and Tourism

Title (7) Renewal matters

Contract Period ( 2 Years 0 Month)
The agent is required to submit a written application before the lease contract can be renewed.
Even during the contract period after renewal, the tenant will be required to purchase home contents insurance with a tenant compensation and personal compensation clause at their own expense.
No content below.

Title (8) Special clause

Additional terms and conditions for reference .
No content below.

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Party A /Agent	Name: Daiwachisho Co., Ltd.	Tel:
Address:
Party B/Tenant	Name: Xiao Yujun	Tel:

Party C/ Joint Guarantor	Name	Tel:
Address
Guarantee limit： 274,200 yen

Management Company	Name	Daiwachisho Co., Ltd.
	Legal Representative	Masao Hashimoto
	Address	Obiyama Building, 4-44-5 Obiyama, Chuo- ku, Kumamoto City Tel:
	Certificate No.	Governor Kumamoto (2)	Date 2019/1/20
Manager	Name	Watanabe Seiji
	Certificate No.	Kumamoto No. 011973
	Company name	Daiwachisho Co., Ltd.
	Company address	Obiyama Building, 4-44-5 Obiyama, Chuo- ku, Kumamoto City Tel:

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Contract Terms

(Establishment)

Article 1 The lessor (“A”) and tenant (“B”) reach a lease agreement on the house in the title (1).

(Contract Period)

Article 2

1 The contract term and the delivery date of the property shall be specified in title (2).

2 Both Party A and Party B can update the contract based on the stipulations in the contract.

(Rent)

Article 3

1 Party B shall pay the rent to Party A in accordance with title (3).

2 Under any of the following circumstances, both parties may negotiate to modify the rent:

If the freight charges become inappropriate due to a decrease in taxes or other burdens on land or buildings.

When the poverty fee becomes inappropriate due to a rise or fall in the price of land or buildings or other changes in economic circumstances.

If the freight charges are unreasonable compared to the freight charges of buildings of the same type in the vicinity

The rent for less than one month will be calculated as one month’s rent.

(Common Service Fees)

Article 4

1	Party B shall pay the common service fee to Party A in accordance with the title (3) in order to cover the utility costs, water and sewage usage fees, cleaning costs, etc. necessary for the maintenance and management of common areas such as stairs and hallways.

2	Party A and Party B may revise the common service fee after consultation if the common service fee becomes inappropriate due to a decline in miscellaneous management fees.

3.	Common service fees for periods less than one minute shall be calculated on a daily basis.

(Taxes and Fees)

Article 5

1	Party A shall bear the taxes and public expenses payable by the property.

2	Party B shall be responsible for the use fee of electricity, waste water, water and other special equipment.

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3.	During the term of the contract, Party B shall bear the expenses of the neighborhood committee and other expenses and membership fees incurred by the residence and residence.

4	Party B shall insure fire insurance (tenant liability insurance) for party B’s household goods during the contract period stipulated in title1 of Article 2, and the expenses shall be borne by Party B.

(Security Deposit)

Article 6

1	Party B shall deliver to Party A the deposit specified in Title (3) as a security for the obligations arising from this Agreement.

2.	If Party B fails to perform its obligations under this Agreement, Party A may use the security deposit to pay off such obligations. In this case, Party B cannot use the deposit to pay off the debts before the premises are vacated.

3	If the rent increases, Party B shall compensate the deposit by the difference between the new rent amount and the old rent amount in the months listed in the title (3).

4	Party A shall use the deposit to pay off all the obligations arising from this contract of Party B until the premises is vacated. If there is any surplus, Party A shall return the surplus amount to Party B immediately after the premises are moved out.

5	When deducting the debt amount of Party B in accordance with the provisions of the preceding paragraph, Party A must indicate the details of the debt amount while returning the deposit.

(Ensure that there are no anti-social forces.)

Article 7 Party A and Party B respectively promise the following matters to the other party.

1	The person himself or herself is not a violent group, a company affiliated with a violent group, a corporate racketeer, or a person equivalent to these, or a member thereof, as defined in the Act on Prevention of Unjust Conduct by Violent Group Members.

2	If Party A or Party B is a corporation, its officers are not anti-social forces.

3	Do not allow anti-social forces to use your name to establish the contract.

4	Do not do the following by yourself or through a third party:

①	Use threatening behavior or violence to the other person

②	To obstruct the other party’s business or completely damage the trust of the other party

Regardless any agreement with Party A, Party B shall not transfer or sublet all or part of the lease of the premises to anti-social forces.

(Prohibited Behavior)

Article 8

1	Without the written consent of Party A, Party B shall not transfer or transfer all or part of the leased property to any person.

2	Do not expand, rebuild, relocate, rebuild, rebuild or set up any structure in the house.

3	Do not have the following behaviors or similar behaviors to cause trouble to the neighbors.

(1)	Manufacture and store guns, swords, explosions, inflammable and dangerous goods;

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(2)	Carry or install large safe boxes and other heavy objects.

(3)	Wash the drain pipe with a liquid that may corrode the drain pipe.

(4)	Operate TV, audio, KTV, etc. at high volume, or play the piano, etc.

(5)	Raising fierce wild boar, venomous snakes and other animals that obviously disturb the surrounding environment.

(6)	Using such property as an office space or other base for the activities of anti-social forces.

(7)	Make extremely violent or violent remarks or force in or near the property or disturb nearby residents or passers-by.

(8)	Allowing anti-social forces to live in the house or allowing anti-social forces to enter or leave the house several times.

4	When using the Property, Party B shall not engage in any of the following acts without obtaining written consent from Party A:

①	Raising dogs, cats and other small animals, ornamental birds, fish and other not easy to cause the sense of small animals, as well as fish breeding.

②	Place items in public areas such as stairs and corridors.

③	Display signs, posters and other advertising materials in public areas such as stairs and corridors.

(Party B’s Management Responsibilities)

Article 9 Party B shall be obliged to use the property under the custody of a prudent manager.

2	Party B shall pay special attention to prevent fire in the property.

3	In addition to complying with the management regulations and use rules, Party A shall also abide by any matters required for the property management notified to Party B by Party A.

4	At the same time of signing the contract, Party A shall provide Party B with the property key required for the occupancy. Party B must be kept and used with these keys by a prudent administrator. If the key is lost or damaged, Party B shall immediately contact Party A and obtain the new key installed by Party A. However, the cost of replacing the new key shall be borne by Party B.

5	Without the consent of Party A, Party B shall not install, replace or copy the key.

(Maintenance During The Contract Period)

Article 10

1	Party A must carry out any maintenance required for Party B’s use of the property. In such case, Party B shall bear the expenses for repair due to Party B, and other expenses shall be borne by Party A.

2	Party A shall notify Party B in advance if it makes repairs according to the provisions of the preceding paragraph. In such case, Party B shall not refuse to repair it unless there is a good reason.

3	In case of any damage, Party B shall promptly notify Party A and discuss the necessity of repair. If case of causes caused to Party A, Party B shall compensate Party B for the losses.

4	If party A has been notified in accordance with the provisions of the preceding paragraph that it is necessary but fails to repair without justifiable reasons, Party B may repair by itself. In this case, the fees refer to title1.

5	Party B may make the repairs listed in title 1 to 7 of this Article without notifying Party A or obtaining the consent of Party A.

①	Replacement of the bolts

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②	Redecorate the barrier paper, redecorate the partition paper

③	Replace the bulb, fluorescent lamp, fuse, LED lighting

④	Replace the faucet and drain plug

⑤	Replace the faucet washer and faucet

⑥	Replace the rubber plug and chain in the bathroom, etc.

⑦	Other repair.

(Cancellation Of Contract)

Article 11

1	If Party B breaches the following obligations, Party A shall terminate this Agreement.

①	When Party B delays in paying the rent or the public area fees for two months or more;

②	If Party B delays in paying the necessary repair costs;

2	If Party B violates the following obligations, Party A shall be unable to perform its obligations even if Party A requires it to perform its obligations within a reasonable time limit. If it is difficult to continue to perform this obligation due to a breach of this Agreement, this Agreement may be terminated.

①	When the house is used for purposes other than residence;

②	Violation of the obligations under Article 8 (except items 6 to 8 of title3).

③	If it is found that the facts stated by Party B or the joint guarantor at the occupancy are material false.

④	If Party B violates the obligations stipulated in each clause of this Agreement.

3	If either party has any of the following circumstances, the other party may terminate this Agreement without further notice.

①	When facts contrary to the commitment in Article 7 are discovered.

②	When the person or the officer falls under the category of anti-social forces after the conclusion of the contract.

4	If Party B breaches the obligations stipulated in Paragraph 2 of Article 7 or acts listed in Items 6 to title8 of Article 8, Party A shall not make any request to terminate this Agreement at any time in the following ways.

(Party B Terminates Contract)

Article 12

1	Party B may cancel this Agreement by submitting a cancellation request to Party A at least one month in advance.

2	Notwithstanding the provisions of the preceding paragraph, Party B may pay one month’s rent to Party A from the date of filing the cancellation application to one month from the date of filing the application for cancellation.

(Rent Loss Caused By Partial Losses, Etc.)

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Article 13

1	In the event that a part of the Property becomes unusable due to loss or other reasons, and this is not due to reasons attributable to Party B, Party A and Party B will pay shipping charges in proportion to the proportion of the part that can no longer be used. The necessity and extent of depreciation, period, alternative methods to reduce freight charges, and other necessary matters shall be discussed. In this case, when the pawn amount is reduced, the proportion of the majority of the pawn that can no longer be used shall be paid.

2	In the event that a part of the Property becomes unusable due to loss or other reasons, and the purpose for which Party B rented it cannot be achieved with the remaining portion, Party B may cancel this Agreement.

(Termination Of Contract)

Article 14 This Agreement shall be terminated if the entire property is destroyed or rendered unusable for any other reason.

(Rent Out)

Article 15

1	Party B must notify Party A at least 10 days before the date of renting out, and move out of the room before the date of termination of this Agreement.

2	If this agreement is rescinded in accordance with Article 11, Party B must immediately vacate the property.

3	Upon return, Party B must return the key of the paid property to Party A and give the copy key to Party A.

4	If Party B delays the lease contract, Party B shall pay Party A the amount equivalent to double the rent from the date of termination or termination of the lease contract and compensate for the loss.

(Restoration after Renting Out)

Article 16

1	At the time of vacate the house, Party B must restore the property to its original state, but it does not include the wear and tear caused by normal use and the aging of the property over time. However, if it is caused by natural disasters or other reasons not caused by Party B, it is not necessary to be restored to its original state.

2	Party A and Party B confirmed at the time of this contract that the conditions for restoring the property to its original condition at the time of surrender related to this contract are as stated in the attached table.

3	Party A and Party B shall, at the time of vacating the Property, discuss the content and method of restoration to its original condition by Party B based on the provisions in the attached table. However, unless otherwise specified in the separate table, the method of restoring the item to its original state shall be made by arranging the processing work, etc., and Party B shall pay Party A’s own portion of the costs.

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(Check In)

Article 17

1	Party A may enter the Property with prior consent from Party B when there is a special need for fire prevention of the Property, preservation of the structure of the Property, or other management of the Property.

2	Party B may not refuse Party A’s access pursuant to the provisions of the preceding paragraph unless there is a justifiable reason.

3	After the cancellation request is made, if the person who intends to lease the property or the person who intends to protect the property after the termination of this contract checks the property, Party A and the person checking the property shall , may enter the Property with prior consent from Party B.

4	Party A may enter the Property without obtaining Party B’s consent in advance if it is necessary to prevent the spread of fire or in other urgent cases. In this case, if Party A enters the premises without Party B’s consent, Party A must notify Party B to that effect.

(Party A’s Obligation To Notify)

Article 18 Party A shall immediately notify Party B in a public form under any of the following circumstances:

1.	Change of rent payment method, etc

2.	Change of Management company listed in Title (5)

(Party B’s Obligation To Notify)

Article 19 If Party B or the joint guarantor is under any of the following circumstances, Party B or the joint guarantor shall immediately notify Party A in writing.

1	when the person is absent for a month or more or is currently absent.

2	Add the residents (excluding births) listed in the title (4)

3	Changes of the guarantor’s address, name, emergency contact information and other detailed information

4	The death or dissolution of the joint and several guarantors

5	When the joint guarantor loses the ability or financial resources needed as the joint and several guarantor, such as deciding to start bankruptcy.

(Delay Compensation)

Article 20 If Party B delays in paying the financial obligations arising from this Agreement, Party B shall suffer the default losses at the rate of 14.6% per year (every 365 days).

(Debt Guarantee Of Party B)

Article 21

1	Under this Agreement, Party B’s debts shall be guaranteed in the manner described in title(6).

2	If “continuous guarantor” is checked in title (6), the following shall apply.

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(I)	The joint guarantor listed in title(6) (hereinafter referred to as “Party C”) shall jointly bear the freight of Party B arising by this Agreement with Party B. This Agreement also applies even if it is updated.

(II)	The burden of C in the preceding paragraph shall be limited to the title (6) and the maximum amount specified in the name and seal column.

(III)	The principal amount of the service that C is responsible for shall be determined when any of the following applies:

When Party A files a claim for compulsory execution or execution of a security interest with respect to Party C’s property for the purpose of paying Party B’s freight or other money arising from this agreement. However, this is limited to cases where procedures for compulsory execution or execution of a security interest have begun.

When Party C receives a decision to commence bankruptcy proceedings When Party B or Party C dies

(IV)	In case of the circumstances specified in the preceding paragraph, or if Party C loses the ability or financial resources required to act as a joint guarantor, Party B shall immediately notify Party A in accordance with Article 19 and obtain the consent of Party A. The guarantee shall be entrusted to the new joint and several guarantor.

(V)	In the case of the previous title, the joint guarantor who has newly concluded a joint guarantee contract with Party A shall assume the obligations set forth in title 1.

(VI)	At the request of Party C, Party A shall timely inform Party C and Party B of all debts, including the payment of rent and public area fees, amount owed, amount of damage compensation, etc., and shall provide information

3	If “Security provided by the rent debt guarantor” is checked in Title (6), the following provisions shall apply.

The contents of the guarantee provided by the rent liability guarantee company listed in title(6) shall be stipulated separately.

(I)	Party A and Party B shall handle the necessary procedures for using the guarantee at the same time when signing this Contract.

(II)	If Party B fails to perform the procedures prescribed in the preceding paragraph or the warranties specified in the preceding paragraph cannot be used due to other reasons of Party B, this Agreement shall not come into effect. However, Party B shall bear the rent loss equivalent to the period from the date of the commencement of the contract mentioned in subparagraph (2) until the liquidation of the property.

(III)	If Party A and Party B agree to enter into the contract by appointment of a separate joint guarantor, then Party A and Party B shall jointly and sign the guarantor separately, notwithstanding after the formation of the guarantee Contract, the contract shall be deemed to be valid from the commencement of the contract described in Title (2).

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(Exception Clause)

Article 22 Disasters such as earthquakes, fires, wind and flood damage, theft, and other causes not attributable to both Party A and Party B, or accidents recognized as force majeure (including cases under Article 14), or events not attributable to Party A or Party B. Neither Party A nor Party B shall be liable to each other for damages caused to Party A or Party B due to malfunctions of equipment such as electricity, gas, water supply and drainage, etc.

(Agreement)

Article 23 If party A and Party B have any doubts about the matters not covered herein or the interpretation of the terms hereof, party A and Party B shall negotiate for the settlement in good faith in accordance with the provisions of the Civil Code and other laws.

(Consensus Administrative Court)

Article 24 Where a dispute arising from this Agreement needs to be brought, the local (simple) court with the jurisdiction of the property shall be the court of first instance.

(Matters Concerning Updates And Special Provisions)

Article 25 In addition to the provisions of the preceding article, the relevant matters of renewal and special provisions shall be subject to the provisions of title(7) or title(8).

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